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As filed with the Securities and Exchange Commission December 19, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KINTERA, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	74-2947183 (I.R.S. Employer Identification Number)
9605 Scranton Road, Suite 240 San Diego, California 92121 (858) 795-3000 (Address and telephone number of principal executive offices)

Harry E. Gruber, M.D.
President and Chief Executive Officer
Kintera, Inc.
9605 Scranton Road, Suite 240
San Diego, California 92121
(858) 795-3000
(Name, address and telephone number of agent for service)
Copies to:
Scott M. Stanton, Esq. Laura Sand, Esq. Gray Cary Ware & Freidenrich LLP 4365 Executive Drive, Suite 1100 San Diego, California 92121 (858) 677-1400	William F. Schwitter, Esq. Robert R. Carlson, Esq. Paul, Hastings, Janofsky & Walker LLP 515 South Flower Street, Twenty-Fifth Floor Los Angeles, California 9071 (213) 683-6000

Approximate date of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ File No. 333-109169

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock ($0.001 par value)	575,000(1)	$7.00	$4,025,000	$325.63(2)

(1)
Includes 75,000 shares that the underwriters have the option to purchase to cover over-allotments, if any.

(2)
5,175,000 shares were registered under Securities Act Registration Statement No. 333-109169, whereby a filing fee of $4,186.58 was previously paid.

Incorporation of Certain Documents by Reference

        This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), by Kintera, Inc. (the "Company"). In accordance with Rule 429 under the Securities Act, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-1 (Registration No. 333-109169) which was declared effective by the Commission on December 18, 2003 relating to the offering of up to 4,500,000 shares of Common Stock of the Company plus up to 675,000 shares that may be sold pursuant to the underwriters' over-allotment option.

Certification

        The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on December 19, 2003), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank's regular business hours no later than December 19, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 18th day of December, 2003.

KINTERA, INC.
By:	/s/ JAMES A. ROTHERHAM, C.P.A. James A. Rotherham, C.P.A. Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ HARRY E. GRUBER, M.D.* Harry E. Gruber, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	December 18, 2003
/s/ JAMES A. ROTHERHAM, C.P.A. James A. Rotherham, C.P.A.	Chief Financial Officer (Principal Financial and Accounting Officer)	December 18, 2003
/s/ DENNIS N. BERMAN* Dennis N. Berman	Executive Vice President, Corporate Development and Director	December 18, 2003
/s/ ALLEN B. GRUBER, M.D.* Allen B. Gruber, M.D.	Director	December 18, 2003
/s/ HECTOR GARCIA-MOLINA, PH.D.* Hector Garcia-Molina, Ph.D.	Director	December 18, 2003
/s/ ALFRED R. BERKELEY III* Alfred R. Berkeley III	Director	December 18, 2003
/s/ PHILIP HEASLEY* Philip Heasley	Director	December 18, 2003
/s/ DEBORAH D. RIEMAN, PH.D.* Deborah D. Rieman, Ph.D.	Director	December 18, 2003
/s/ ROBERT J. KORZENIEWSKI, C.P.A.* Robert J. Korzeniewski, C.P.A.	Director	December 18, 2003
*By:	/s/ JAMES A. ROTHERHAM, C.P.A. James A. Rotherham, C.P.A., Attorney-in-Fact	December 18, 2003

INDEX TO EXHIBITS

Exhibit Number	Description of Document
5.1	Opinion of Gray Cary Ware & Freidenrich LLP
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5.1)
24.1*	Power of Attorney

*
Incorporated by reference to Registration Statement on Form S-1 (File No. 333-109169)

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SIGNATURES